As filed with the Securities and Exchange Commission on March 2, 2011

Registration No. 333-171562

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Amendment No. 4
to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenwich Kahala Aviation Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	7359 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Fitzwilliam Hall
Fitzwilliam Place
Dublin 2, Ireland
Tel: +353 (0)1 6694732

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, NY 10036
(800) 927-9801

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Katherine R. Mulhern, Esq. Aleksander Ablovatskiy, Esq. Kaye Scholer LLP 425 Park Avenue New York, New York 10022	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common shares, par value $0.0001 per share(1)	$250,000,000(2)(3)	$29,025(4)

(1)	American Depositary Shares issuable upon deposit of the common shares required hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333- ). Each American Depositary Share represents one common share.
(2)	Includes 2,250,000 common shares in the form of American Depositary Shares that may be sold upon exercise of the underwriters’ overallotment option.
(3)	Established solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The purpose of this amendment is to file Exhibits 8.1 and 8.2 to the Registration Statement and to amend Item 6 of Part II. No other changes have been made to the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement.

Part II

Information not required in prospectus

Item 6. Indemnification of Directors and Officers

The bye-laws of Greenwich Kahala Aviation Ltd. (the “Registrant”) contain a broad waiver by its shareholders of any claim or right of action, both individually and on its behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. The waiver limits the right of shareholders to assert claims against the Registrant’s officers and directors unless the act or failure to act involves fraud or dishonesty. The Registrant’s bye-laws also provide that the Registrant will indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty. The foregoing is only a summary and is qualified in its entirety by reference to the full bye-laws which are filed as Exhibit 3.2.

The Registrant will also enter into directors’ service agreements with its non-executive directors and indemnification agreements with its executive directors and certain of its officers, pursuant to which the Registrant will also agree to indemnify them to the fullest extent permitted by law against any liability brought against them by reason of their service as directors and/or officers, except in cases where such liability arises from fraud or dishonesty.

Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The registrant will maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Recent Sales of Unregistered Securities

On December 30, 2009, upon its formation, the registrant issued to each of Bradley Smith, Gerald Sherman and Michael Garland five common shares. On April 27, 2010, the company issued an additional five common shares to Mr. Garland. These common shares were credited as fully paid by Mr. Garland with effect from January 15, 2010. These issuances were in a private placement pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The aggregate offering price was $10,000. No underwriting discounts or commissions were paid in connection with the issuance and sale of such securities.

Concurrently with this offering, we expect to sell, in a separate private placement, ADSs in an amount equivalent to $3,300,000 at the initial offering price, to our founders, Bradley Smith, Michael Garland and Gerald Sherman (each through GK Hannover), and Michael Howard, our chief financial officer, treasurer and secretary (individually). These issuances will be in a private placement pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The purchases are expected to be made pursuant to a private placement purchase agreement. There will be no underwriting discounts or commissions payable in connection with the private placement securities.

Item 8. Exhibits and Financial Statements Schedules

(a)	Exhibits

1.1@	Form of Underwriting Agreement
3.1@	Memorandum of Association
3.2@	Bye-laws
4.1@	Form of Common Share Certificate
4.2	Form of Deposit Agreement, between Deutsche Bank Trust Company Americas and Greenwich Kahala Aviation Ltd.(1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
5.1@	Opinion of Cox Hallett Wilkinson
8.1**	Tax opinion of William Fry
8.2**	Tax opinion of Kaye Scholer LLP
8.3@	Tax opinion of Cox Hallett Wilkinson
10.1@	Form of Private Placement Purchase Agreement among Greenwich Kahala Aviation Ltd., GK Hannover, Inc. and Michael Howard
10.2@	Form of Advisory Services Agreement among Greenwich Kahala Services, Ltd., Greenwich Kahala USA, Inc. and Greenwich Kahala Aviation Ltd.
10.3@#	Form of Founders' Employment Agreement (U.S.)
10.4@#	Form of Non-Executive Director Service Agreement
10.5@
Loan Agreement, dated as of October 1, 2010, among Greenwich Kahala Aviation Ltd., GKA Leasing 25141 Limited, Wilmington Trust Company, R3 Capital Partners Master, LP and Wells Fargo Bank Northwest, National Association

10.6@	Loan Agreement, dated December 31, 2009 between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.7@	Amendment, dated September 27, 2010, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.8@	Amendment, dated November 10, 2010, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.9@	Aircraft Administrative Agreement, dated as of November 12, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.
10.10@	Aircraft Administrative Agreement, dated as of November 13, 2010, between Wingspan Management Ltd. and Greenwich Kahala Aviation Ltd.

10.11@	Amendment, dated January 14, 2011, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.12@	Letter Agreement, dated January 2, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.
10.13@	Termination of Advisory Services Agreement, dated December 2, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.
10.14@#	Consultancy Agreement between First Greenwich Kahala, Ltd. and Michael Howard.
10.15@	Financial Advisory Services Agreement, dated November 9, 2010, between First Greenwich Kahala, Ltd. and Sean Milton
10.16@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Aviation Ltd.
10.17@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Services, Ltd.
10.18@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and GKA Leasing 25141 Limited
10.19@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala USA, Inc.
10.20@	Form of Registration Rights Agreement among Greenwich Kahala Aviation Ltd., GK Hannover, Inc. and Michael Howard, Bradley Smith, Gerald Sherman and Michael Garland
10.21@#	Greenwich Kahala Aviation Ltd. 2011 Equity Incentive Plan
10.22@#	Form of Michael Garland's and Michael Howard's Employment Agreement (Ireland)
10.23@	Form of Assignment Agreement between First Greenwich Kahala and Greenwich Kahala Aviation Ltd. (24903)
10.24@
Side Letter, dated November 11, 2010, to a Contract for Services of the JetBase Asset Management Database System Agreement, dated May 31, 2006, and Amendment No. 1 to the Master Agreement for Consulting Services Between JetStar Partners Inc. and First Greenwich Kahala, Ltd., dated March 26, 2009, entered into between JetStar Partners Inc. and First Greenwich Kahala Ltd.

10.25@	Form of Assignment Agreement between First Greenwich Kahala and Greenwich Kahala Aviation Ltd.(24679)
10.26@	Amendment, dated February 14, 2011, to the Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Aviation Ltd.
10.27@	Form of Indemnification Agreement by and among Greenwich Kahala Aviation Ltd and its officers and executive directors
21.1@	List of Subsidiaries
23.1@	Consent of KPMG
23.2@	Consent of William Fry (included in Exhibit 8.1)
23.3@	Consent of Cox Hallett Wilkinson (included in Exhibits 5.1 and 8.3)
23.4@	Consent of Ascend Worldwide Limited
23.5@	Consent of Kaye Scholer LLP (included in Exhibit 8.2)
24.1@	Power of Attorney
99.1@	Consent of Conor McCarthy
99.2@	Consent of J. Declan McCourt
99.3@	Consent of Declan McSweeney
99.4@	Consent of William Stockbridge

**	Filed herewith.
@	Previously filed.
#	Management compensatory plan, agreement or arrangement.
(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333- ), which will be filed by Greenwich Kahala Aviation Ltd. with the SEC on March , 2011.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2011.

Greenwich Kahala Aviation Ltd

By:	/s/ Bradley Smith
Name:	Bradley Smith
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

By:	/s/ Bradley Smith	Chief Executive Officer and Director	March 2, 2011
	Bradley Smith	(Principal Executive Officer)

By:	/s/ *	President and Director	March 2, 2011
Michael Garland

By:	/s/ *	Chief Investment Officer and Director	March 2, 2011
Gerald Sherman

By:	/s/ *	Chief Financial Officer, Treasurer and Secretary	March 2, 2011
	Michael Howard	(Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Bradley Smith
Bradley Smith
As Attorney-In-Fact

Authorized Representative in the United States

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of New York, State of New York, on March 2, 2011.

Greenwich Kahala USA, Inc.

By:	/s/ Gerald Sherman
Name:	Gerald Sherman
Title:	Vice President, Secretary and Chief Financial Officer

Exhibit index

1.1@	Form of Underwriting Agreement
3.1@	Memorandum of Association
3.2@	Bye-laws
4.1@	Form of Common Share Certificate
4.2	Form of Deposit Agreement, between Deutsche Bank Trust Company Americas and Greenwich Kahala Aviation Ltd. (1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)
5.1@	Opinion of Cox Hallett Wilkinson
8.1**	Tax opinion of William Fry
8.2**	Tax opinion of Kaye Scholer LLP
8.3@	Tax opinion of Cox Hallett Wilkinson
10.1@	Form of Private Placement Purchase Agreement among Greenwich Kahala Aviation Ltd., GK Hannover, Inc. and Michael Howard, Bradley Smith, Gerald Sherman and Michael Garland
10.2@	Form of Advisory Services Agreement among Greenwich Kahala Services, Ltd., Greenwich Kahala USA, Inc. and Greenwich Kahala Aviation Ltd.
10.3@#	Form of Founders' Employment Agreement (U.S.)
10.4@#	Form of Non-Executive Director Service Agreement
10.5@	Loan Agreement, dated as of October 1, 2010, among Greenwich Kahala Aviation Ltd., GKA Leasing 25141 Limited, Wilmington Trust Company, R3 Capital Partners Master, LP and Wells Fargo Bank Northwest, National Association
10.6@	Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.7@	Amendment, dated September 27, 2010, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.8@	Amendment, dated November 10, 2010, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.9@	Aircraft Administrative Agreement, dated as of November 12, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.
10.10@	Aircraft Administrative Agreement, dated as of November 13, 2010, between Wingspan Management Ltd. and Greenwich Kahala Aviation Ltd.
10.11@	Amendment, dated January 14, 2011, to the Loan Agreement, dated December 31, 2009, between Greenwich Kahala Aviation Ltd. and GK Hannover, Inc.
10.12@	Letter Agreement, dated January 2, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.

10.13@	Termination of Advisory Services Agreement, dated December 2, 2010, between First Greenwich Kahala, Ltd. and Greenwich Kahala Aviation Ltd.
10.14@#	Consultancy Agreement between First Greenwich Kahala, Ltd. and Michael Howard.
10.15@	Financial Advisory Services Agreement, dated November 9, 2010, between First Greenwich Kahala, Ltd. and Sean Milton
10.16@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Aviation Ltd.
10.17@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Services, Ltd.
10.18@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and GKA Leasing 25141 Limited
10.19@	Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala USA, Inc.
10.20@	Form of Registration Rights Agreement among Greenwich Kahala Aviation Ltd., GK Hannover, Inc. and Michael Howard, Bradley Smith, Gerald Sherman and Michael Garland
10.21@#	Greenwich Kahala Aviation Ltd. 2011 Equity Incentive Plan.
10.22@#	Form of Michael Garland's and Michael Howard's Employment Agreement (Ireland)
10.23@	Form of Assignment Agreement between First Greenwich Kahala and Greenwich Kahala Aviation Ltd.(24903)
10.24@
Side Letter, dated November 11, 2010, to a Contract for Services of the JetBase Asset Management Database System Agreement, dated May 31, 2006, and Amendment No. 1 to the Master Agreement for Consulting Services Between JetStar Partners Inc. and First Greenwich Kahala, Ltd., dated March 26, 2009, entered into between JetStar Partners Inc. and First Greenwich Kahala Ltd.

10.25@	Form of Assignment Agreement between First Greenwich Kahala and Greenwich Kahala Aviation Ltd.(24679)
10.26@	Amendment, dated February 14, 2011, to the Services Agreement, dated January 5, 2011, between AIB International Financial Services Limited and Greenwich Kahala Aviation Ltd.
10.27@	Form of Indemnification Agreement by and among Greenwich Kahala Aviation Ltd and its officers and executive directors
21.1@	List of Subsidiaries
23.1@	Consent of KPMG
23.2@	Consent of William Fry (included in Exhibit 8.1)
23.3@	Consent of Cox Hallett Wilkinson (included in Exhibits 5.1 and 8.3)
23.4@	Consent of Ascend Worldwide Limited
23.5@	Consent of Kaye Scholer LLP (included in Exhibit 8.2)
24.1@	Power of Attorney
99.1@	Consent of Conor McCarthy
99.2@	Consent of J. Declan McCourt
99.3@	Consent of Declan McSweeney
99.4@	Consent of William Stockbridge

**	Filed herewith.
@	Previously filed.
#	Management compensatory plan, agreement or arrangement.
(1)	Incorporated by reference to the Registration Statement on Form F-6 (File No. 333- ), which will be filed by Greenwich Kahala Aviation Ltd. with the SEC on March , 2011.